Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Twist Bioscience Corporation of our report dated December 12, 2019 relating to the financial statements, which appears in Twist Bioscience Corporation’s Annual Report on Form 10-K for the year ended September 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
June 3, 2020